Exhibit 1

Transactions in the Shares Since the Filing of Amendment No. 5

Class of Security	Securities Purchased	Price ($)	Date of Purchase

SP STRATEGIC HOLDINGS LLC

Common Stock[1]	52,780	$2.04	09/21/2026

1 Shares purchased pursuant to SPA.